Exhibit 99.1

Vonage Reports First Quarter 2021 Financial Results

First Quarter 2021 Highlights:
•Consolidated Revenues of $333 million
•Vonage Communications Platform (VCP) Revenues of $255 million
◦VCP Service Revenues increased 23%
◦API Revenues Increased 47%
◦Unified Communications & Contact Center Service Revenues Increased 4%
•Net Loss of $376 thousand and Adjusted EBITDA of $48 million

HOLMDEL, N.J., May 6, 2021 -- Vonage Holdings Corp. (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced results for the quarter ended March 31, 2021.

“We had a strong first quarter, demonstrating improving execution across our business,” said Rory Read, Chief Executive Officer. “VCP service revenues increased 23% year over year. API revenues grew 47%, highlighted by high-value APIs, which grew 112%, with continued strength in healthcare, collaboration and education. Video was our largest and fastest-growing product, with usage of our Voice, Verify and Messages APIs accelerating."

“Unified Communications (UC) and Contact Center (CC) revenues were better than expected, with continued traction in cross sales, with six of our top 10 deals in the quarter including both UC and CC products. We are also seeing traction in the Channel, with nine of our top 10 deals in the quarter partner related.”

Read continued, “The need for connected experiences with customers and employees across the globe continues to be a critical market need. We continue to see increased demand across our portfolio as hybrid working trends emerge and the focus on customer experience across channels continues to grow. We are well positioned to deliver greater employee and customer experiences through the Vonage Communications Platform, our single, global cloud communications platform.”

First Quarter 2021 Vonage Communications Platform Highlights (compared to the year-ago quarter)

•Vonage Communications Platform (VCP) revenues, which consist of Unified Communications, Contact Center and API revenues, were $255 million. VCP service revenues were $240 million, a 23% increase.
•API revenues grew 47%
◦High-Value API revenues grew 112%, with particular strength in video, voice and IP messaging.

•Service Revenues from Unified Communications and Contact Center (UC and CC) customers grew 4%.
•VCP Service Revenue per Customer was $582 per month, up 23%.
•VCP Service Revenue Churn decreased to 0.5% from 0.8%.

First Quarter 2021 Consumer Segment Results (compared to the year-ago quarter)

•Consumer Revenues were $77 million, down 11%.
•Customer churn was up slightly to 1.9%.
•Average revenue per line ("ARPU") was $29.05, an increase of $1.70.
•Ended the quarter with approximately 867 thousand consumer subscriber lines
◦95% of these customers are tenured over two years and 80% are tenured over five years.

Consolidated Income Statement and Balance Sheet

For the first quarter of 2021, Vonage reported consolidated revenues of $333 million, up from $297 million in the year-ago quarter. GAAP net loss was $376 thousand, or ($0.00) per share, versus a net loss of $4 million in the prior-year period, or ($0.02) per share. First quarter adjusted net income(1) was $13 million or $0.05 per share, flat from adjusted net income(1) of $12 million or $0.05 per share in the prior-year period.

For the first quarter, the Company generated Adjusted EBITDA(2) of $48 million, and Adjusted EBITDA minus Capex(2) of $32 million. Net Cash from Operations was $47 million and Free Cash Flow(3) was $31 million for the quarter. As of March 31, 2021, the Company had a Net Debt to Last Twelve Months Adjusted EBITDA ratio of 2.8 times.

Updated 2021 and Second Quarter Outlook

For the full year 2021, the Company now expects the following:
•Vonage Communications Platform segment revenues in the range of $1.062 billion to $1.071 billion; within this:
◦Vonage Communications Platform service revenues are expected to grow 18% to 19%
•Consumer revenues in the $285 million range
•Consolidated revenues in the range of $1.347 billion to $1.356 billion
•Vonage Communications Platform adjusted EBITDA in the range of $0 million to $5 million
•Consumer adjusted EBITDA in the range of $185 million to $189 million
•Consolidated adjusted EBITDA in the range of $185 million to $194 million
•Capex in the $65 million range

For the second quarter of 2021, Vonage expects the following:
•Vonage Communications Platform revenues in the range of $260 million to $264 million
◦Vonage Communications Platform service revenues are expected to grow 16% to 18%
•Consumer revenues in the $73 million range
•Consolidated revenues in the range of $333 million to $337 million
•Vonage Communications Platform adjusted EBITDA in the ($4) million to $0 million range
•Consumer adjusted EBITDA in the $46 million range
•Consolidated Adjusted EBITDA in the range of $42 million to $46 million
•Capex in the $16 million range

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the first quarter of 2021 and other matters at 8:30 AM Eastern Time. To participate, please dial (800) 901-1807. International callers should dial (212) 231-2936.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering the passcode 21993726.

About Vonage

Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com

Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net loss.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net loss.
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Statement of Operations Data:
Service, access and product revenues	$314,793	$306,773	$283,077
USF revenues	18,107	16,522	14,380
Total revenues	332,900	323,295	297,457

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $13,647, $15,455, and $9,609, respectively)	138,680	133,694	113,038
USF cost of revenues	18,107	16,522	14,380
Sales and marketing	81,474	80,100	85,621
Engineering and development	20,360	22,387	19,203
General and administrative	44,933	41,569	40,882
Depreciation and amortization	20,417	24,853	20,485
	323,971	319,125	293,609
Income from operations	8,929	4,170	3,848
Other Income (Expense):
Interest expense	(7,298)	(7,384)	(8,082)
Other income (expense), net	174	160	229
	(7,124)	(7,224)	(7,853)
Income (Loss) before income tax (expense) benefit	1,805	(3,054)	(4,005)
Income tax (expense) benefit	(2,181)	(10,911)	250
Net loss	$(376)	$(13,965)	$(3,755)
Loss per common share:
Basic and diluted	$—	$(0.06)	$(0.02)
Weighted-average common shares outstanding:
Basic and diluted	249,638	248,586	243,627

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Statement of Cash Flow Data:
Net cash provided by operating activities	$47,318	$32,449	$2,503
Net cash used in investing activities	(16,480)	(14,489)	(13,235)
Net cash (used in) provided by financing activities	(21,019)	(23,721)	32,499
Capital expenditures, acquisition of intangible assets, acquisition and development of software assets	(16,480)	(14,489)	(13,235)

	March 31,	December 31,
	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$51,623	$43,078
Restricted cash	2,213	1,919
Accounts receivable, net of allowance	111,584	116,304
Prepaid expenses and other current assets	40,748	38,361
Deferred customer acquisition costs, current and non-current	88,099	85,690
Property and equipment, net	29,848	31,621
Goodwill	620,585	624,328
Operating lease right of use assets	35,745	29,330
Software, net	88,827	80,638
Intangible assets, net	192,113	204,267
Deferred tax assets	106,594	106,374
Other assets	34,762	33,926
Total assets	$1,402,741	$1,395,836

Accounts payable and accrued expenses	$186,030	$175,544
Operating lease liabilities, current and non-current	48,911	42,573
Deferred revenue, current	60,030	65,506
Total notes payable, net and indebtedness under revolving credit facility, including current portion	210,500	215,500
Convertible senior notes, net	294,444	290,784
Other liabilities	3,561	3,155
Total liabilities	$803,476	$793,062
Total stockholders' equity	$599,265	$602,774

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)

The table below includes summarized income statement information that our management uses to measure the operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Statement of Operations Data:
Revenues, access and product revenues	$249,040	$238,673	$205,771
USF revenues	6,414	6,056	4,482
Total revenues	255,454	244,729	210,253

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	129,643	125,214	103,953
USF cost of revenues	6,414	6,056	4,482
Sales and marketing	77,824	77,083	82,165
Engineering and development	19,523	20,181	16,838
General and administrative	40,768	38,425	36,668
Depreciation and amortization	20,080	24,433	19,198
	294,252	291,392	263,304
Loss from operations	$(38,798)	$(46,663)	$(53,051)

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenues:
Service revenues	$240,442	$230,077	$195,649
Access and product revenues(1)	8,598	8,596	10,122
Service, access and product revenues excluding USF	249,040	238,673	205,771
USF revenues	6,414	6,056	4,482
Total revenues	$255,454	$244,729	$210,253

Cost of Revenues:
Service cost of revenues(2)	$120,017	$114,491	$92,357
Access and product cost of revenues(1)	9,626	10,723	11,596
Service, access and product cost of revenues excluding USF	129,643	125,214	103,953
USF cost of revenues	6,414	6,056	4,482
Total cost of revenues	$136,057	$131,270	$108,435

Service margin %	50.1%	50.2%	52.8%
Gross margin % excluding USF (Service, access and product margin %)	47.9%	47.5%	49.5%
Gross margin %	46.7%	46.4%	48.4%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $13,310, $15,331, and $8,519 for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Service revenue per customer	$582	$552	$475
Vonage Communications Platform service revenue churn	0.5%	1.3%	0.8%

The table below includes summarized income statement information that our management uses to measure the operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Statement of Operations Data:
Revenues, access and product revenues	$65,753	$68,100	$77,306
USF revenues	11,693	10,466	9,898
Total revenues	77,446	78,566	87,204

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	9,037	8,480	9,085
USF cost of revenues	11,693	10,466	9,898
Sales and marketing	3,650	3,017	3,456
Engineering and development	837	2,206	2,365
General and administrative	4,165	3,144	4,214
Depreciation and amortization	337	420	1,287
	29,719	27,733	30,305
Income from operations	$47,727	$50,833	$56,899

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenues:
Service revenues	$65,697	$68,022	$77,243
Access and product revenues(1)	56	78	63
Service, access and product revenues excluding USF	65,753	68,100	77,306
USF revenues	11,693	10,466	9,898
Total revenues	$77,446	$78,566	$87,204

Cost of Revenues:
Service cost of revenues(2)	$8,513	$8,080	$8,512
Access and product cost of revenues(1)	524	400	573
Service, access and product cost of revenues excluding USF	9,037	8,480	9,085
USF cost of revenues	11,693	10,466	9,898
Total cost of revenues	$20,730	$18,946	$18,983

Service margin %	87.0%	88.1%	89.0%
Gross margin % excluding USF (Service, access and product margin %)	86.3%	87.5%	88.2%
Gross margin %	73.2%	75.9%	78.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $337, $124, $1,090 for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Average monthly revenues per line	$29.05	$28.13	$27.35
Subscriber lines (at period end)	867,243	909,965	1,037,794
Customer churn	1.9%	1.7%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net loss	$(376)	$(13,965)	$(3,755)
Interest expense	7,298	7,384	8,082
Income tax	2,181	10,911	(250)
Depreciation and amortization	20,417	24,853	20,485
Amortization of costs to implement cloud computing arrangements	896	938	609
EBITDA	30,416	30,121	25,171

Share-based expense	14,566	11,695	11,116
Organizational transformation (1)	—	—	1,194
Restructuring activities (2)	1,294	3,731	—
Other non-recurring items (3)	1,891	2,654	1,356
Adjusted EBITDA	48,167	48,201	38,837

Consumer Adjusted EBITDA	$50,013	$52,169	$59,925
VCP Adjusted EBITDA	(1,846)	(3,968)	(21,088)
Adjusted EBITDA	48,167	48,201	38,837
Less:
Capital expenditures	(2,553)	(2,853)	(2,887)
Intangible assets	(62)	(52)	(75)
Acquisition and development of software assets	(13,865)	(11,584)	(10,273)
Adjusted EBITDA Minus Capex	$31,687	$33,712	$25,602

(1) The costs identified as “Organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs executed upon as part of the overall project..
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET LOSS TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net loss	$(376)	$(13,965)	$(3,755)
Amortization of acquisition - related intangibles	10,794	13,131	13,779
Amortization of costs to implement cloud computing arrangements	896	938	609
Amortization of debt discount	3,261	3,210	3,054
Organizational transformation (1)	—	—	1,194
Restructuring activities (2)	1,294	3,731	—
Other non-recurring items (3)	1,891	2,654	1,356
Tax effect on adjusting items	(4,715)	(4,969)	(4,198)
Net income excluding adjustments	$13,045	$4,730	$12,039
Loss per common share:
Basic and diluted	$—	$(0.06)	$(0.02)
Weighted-average common shares outstanding:
Basic and diluted	249,638	248,586	243,627
Income per common share, excluding adjustments:
Basic	$0.05	$0.02	$0.05
Diluted	$0.05	$0.02	$0.05
Weighted-average common shares outstanding:
Basic	249,638	248,586	243,627
Diluted	259,031	258,211	250,514

(1) The costs identified as “Organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs executed upon as part of the overall project..
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net cash provided by operating activities	$47,318	$32,449	$2,503
Less:
Capital expenditures	(2,553)	(2,853)	(2,887)
Intangible assets	(62)	(52)	(75)
Acquisition and development of software assets	(13,865)	(11,584)	(10,273)
Free cash flow	$30,838	$17,960	$(10,732)

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2021	2020
Notes payable and indebtedness under revolving credit facility, net of current maturities	$210,500	$215,500
Convertible senior notes, net	294,444	290,784
Unamortized discount on debt	5,115	5,512
Unamortized debt related costs	45,441	48,704
Gross debt	555,500	560,500
Less:
Unrestricted cash	51,623	43,078
Net debt	$503,877	$517,422

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs, restructuring activities, and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs, restructuring activities and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 which included employee related exits and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges including defense costs and other non-recurring project costs such as the Consumer business review and the business optimization project, both of which were initiated in 2020. The items excluded from adjusted EBITDA are not separately evaluated for each reportable operating segment.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, restructuring activities, other non-recurring items and tax effect on adjusting items.

The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, restructuring activities, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 which included employee related exits and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges including defense costs and other non-recurring project costs such as the Consumer business review and the business optimization project, both of which were initiated in 2020.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about the outcome and timing of the strategic review of consumer and operational review, including whether or not the reviews result in a transaction and if so the nature and timing of any such transaction, our business transformation, financing activity, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: realizing the benefits of optimization and cost-saving initiatives; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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